EXHIBIT 11
                            Schick Technologies, Inc.
                        Computation of Earnings Per Share

                                                                         Days          Weighted Average
                                                   Shares            Outstanding            Shares
                                              ---------------------------------------------------------
Three months ended December 31, 1997
------------------------------------
Earnings Per Share

  Shares outstanding at October 1,1997             9,969,731                   92           9,969,731

  Issuance of common stock upon exercise
  of warrants                                         11,200                   87              10,591

  Issuance of common stock upon exercise
  of warrants                                          1,867                   41                 832
                                                                                        -------------
  Weighted average shares outstanding                                                       9,981,154

  Net income for the three months ended
     December 31, 1997                                                                  $   1,225,344
                                                                                        -------------
  Earnings per share                                                                    $        0.12
                                                                                        =============

Earnings per share-assuming dilution

  Weighted average shares oustanding                                                        9,981,154

  Stock options and warrants considered
     common  stock equivalents                       431,049                   92             431,049

  Exercise of warrants                                11,200                    5              (6,742)

  Exercise of warrants                                 1,867                   51                (530)

  Options issued during fiscal 1998                    8,672                   92               8,672

                                                       1,250                   14                  28
                                                                                        -------------
  Weighted average shares outstanding -
     assuming dilution                                                                     10,413,631

Net income for the three months ended
     December 31, 1997                                                                  $   1,225,344
                                                                                        -------------
Earnings per share - assuming dilution                                                  $       0.12
                                                                                        =============

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